SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2015

(December 16, 2015)

Date of Report

(Date of earliest event reported)

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street

Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan. At the Annual Meeting of Stockholders of AutoZone, Inc. (“AutoZone”) on December 16, 2015, AutoZone’s stockholders approved the Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan (the “Amended 2011 Equity Plan”). The Amended 2011 Equity Plan previously had been approved by AutoZone’s Board of Directors (the “Board”) on October 7, 2015, subject to stockholder approval, and became effective immediately upon such stockholder approval.

The Amended 2011 Equity Plan makes the following changes to the original AutoZone, Inc. 2011 Equity Incentive Award Plan (the “2011 Equity Plan”):

•	Imposes a maximum limit on the compensation, measured as the sum of any cash compensation and the aggregate grant date fair value of awards granted under the Amended 2011 Equity Plan, that may be paid to non-employee directors for such service during any calendar year; and

•	Applies a ten-year term on the Amended 2011 Equity Plan through December 16, 2025 and extends our ability to grant incentive stock options through October 7, 2025, which is the tenth anniversary of the date on which the Board adopted the Amended 2011 Equity Plan.

As of October 19, 2015, the number of shares remaining available for issuance pursuant to awards granted under the Amended 2011 Equity Plan was approximately 1,130,983. The maximum aggregate number of shares of common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended 2011 Equity Plan during any calendar year is 200,000.

The Amended 2011 Equity Plan authorizes the Compensation Committee of the Board (the “Compensation Committee”) or the Board, where applicable, to grant stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, deferred stock, stock payments, performance share awards and other incentive awards. The Amended 2011 Equity Plan also authorizes the Compensation Committee to grant awards payable in the form of common stock that are intended to qualify as “performance-based compensation” under Internal Revenue Code of 1986, as amended (the “Code”) Section 162(m).

The aggregate number of shares of AutoZone common stock available for equity grants pursuant to the Amended 2011 Equity Plan will be reduced by two shares for every share delivered in settlement of an award other than (i) a stock option, (ii) a stock appreciation right or (iii) any other award for which the holder pays the intrinsic value existing as of the date of grant (such awards, “Full Value Awards”), and each other award will be treated as using one share for each share subject to such award. To the extent that any award other than a Full Value Award is forfeited, expires or is settled in cash without the delivery of shares to the holder, then any shares subject to the award will again be available for the grant of an award pursuant to the Amended 2011 Equity Plan; if such forfeited, expired or cash-settled award is a Full Value Award, then the number of shares available under the Amended 2011 Equity Plan will be increased by two shares for each share subject to the award that is forfeited, expired or cash-settled.

The Amended 2011 Equity Plan is administered by the Compensation Committee, or such other committee of members of the Board as the Board may designate from time to time, except the Board shall conduct the general administration of the Amended 2011 Equity Plan with respect to awards granted to non-employee directors. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the New York Stock Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members or to one or more officers of AutoZone. However, the Compensation Committee may not make any delegation of its authority with regard to the granting of awards to (i) individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, (ii) certain employees with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code or (iii) officers or directors of AutoZone to whom authority to grant or amend awards has been delegated pursuant to the Amended 2011 Equity Plan.

The Amended 2011 Equity Plan also contains provisions with respect to payment of purchase prices, vesting and expiration of awards, treatment of awards upon a change of control of AutoZone, adjustments for stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Amended 2011 Equity Plan may be amended or terminated by the Board at any time. Outstanding grants may be amended by the Compensation Committee or the Board (subject to the provisions of the Amended 2011 Equity Plan); provided, that such amendment does not impair the rights of the participant holding such grant without his or her consent, except to the extent the amendment is made to cause the Amended 2011 Equity Plan or grant to comply with applicable laws.

If it is not terminated sooner, the Amended 2011 Equity Plan will terminate, except with respect to then-outstanding grants, on December 16, 2025, the tenth anniversary of the date on which the Amended 2011 Equity Plan was approved by the Company’s stockholders, provided that incentive stock options may be granted only through October 7, 2025, which is the tenth anniversary of the date on which the Board adopted the Amended 2011 Equity Plan.

The above summary of the Amended 2011 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the Amended 2011 Equity Plan, which is attached as Exhibit A to AutoZone’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 26, 2015 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	AutoZone’s Annual Meeting of Stockholders was held on December 16, 2015.

(b)	The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected eleven directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2016 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Douglas H. Brooks	25,457,773	74,952	47,627	1,160,583
Linda A. Goodspeed	25,389,294	144,059	46,999	1,160,583
Sue E. Gove	25,287,476	245,154	47,722	1,160,583
Earl G. Graves, Jr.	25,323,338	224,746	32,268	1,160,583
Enderson Guimaraes	25,496,712	35,491	48,149	1,160,583
J. R. Hyde, III	25,068,015	480,621	31,716	1,160,583
D. Bryan Jordan	25,486,679	42,001	51,672	1,160,583
W. Andrew McKenna	24,986,253	561,803	32,296	1,160,583
George R. Mrkonic, Jr.	25,375,014	157,705	47,633	1,160,583
Luis P. Nieto	25,474,998	57,728	47,626	1,160,583
William C. Rhodes, III	24,304,804	1,096,745	178,803	1,160,583

Proposal 2: The Audit Committee’s designation of Ernst & Young LLP as AutoZone’s independent registered public accounting firm for the fiscal year ending August 27, 2016 was ratified by the stockholders. The tabulation of votes on this matter was as follows:

26,451,961 votes for

256,835 votes against

32,139 abstentions

There were no broker non-votes for this item.

Proposal 3: The Amended and Restated AutoZone, Inc. 2011 Equity Incentive Award Plan was approved. The tabulation of votes on this matter was as follows:

24,074,592 votes for

1,461,137 votes against

44,623 abstentions

1,160,583 broker non-votes

Proposal 4: The compensation of AutoZone’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

24,771,519 votes for

733,097 votes against

75,736 abstentions

1,160,583 broker non-votes

Proposal 5: The stockholder proposal submitted by the Comptroller of the City of New York was not approved. The tabulation of votes on this matter was as follows:

8,005,945 votes for

14,020,349 votes against

3,554,058 abstentions

1,160,583 broker non-votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

By:	/s/ Kristen C. Wright
Kristen C. Wright
Senior Vice President, General Counsel and Secretary

Dated: December 17, 2015